Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (nos. 333-189556 and 333-190691) of First Community Financial Partners, Inc. of our reports dated March 20, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of First Community Financial Partners, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP
Chicago, Illinois
March 20, 2014